Execution Copy

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 18th day of April, 2016, by and between Kingstone Companies, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 15 Joys Lane, Kingston, New York 12401 and RenaissanceRe Ventures Ltd., a company organized and existing under the laws of Bermuda (the "Purchaser").

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of 595,238 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), of the Company.

SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares for an aggregate purchase price of $5,000,000 (the "Purchase Price").

SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 concurrently with the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the "Closing Date").

At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) thereof and Rule 506 thereunder. The Company agrees, to the extent allowed by law, to remove such legend on the certificate(s) representing the Shares (a) upon the sale of such Shares pursuant to an effective registration statement filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") or in accordance with the provisions of Rule 144 under the Securities Act, or (b) upon the written request of the Purchaser if such securities may then be sold without restriction under Rule 144.

3.1 Conditions Precedent for all Parties. Each party's obligation to consummate the transactions contemplated herein shall be subject to the following condition which may be waived by the parties jointly: No governmental agency or body, nor any federal

or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or other order (in each case, whether temporary, preliminary or permanent) which is in effect and prevents or prohibits consummation of the transactions contemplated by this Agreement and no litigation or court or administrative proceeding shall be pending against any of the parties by any governmental agency or body or third party seeking to restrain, enjoin, prevent or otherwise prohibit consummation of the transactions contemplated hereby.

3.2 Conditions Precedent for the Company. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) following the Purchaser's receipt of its Shares, receipt by the Company of same-day funds in the full amount of the Purchase Price; and (b) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of any and all undertakings of the Purchaser prior to the Closing.

3.3 Conditions Precedent for the Purchaser. The Purchaser's obligation to accept delivery of such stock certificates and to pay for the Shares evidenced thereby shall be subject to the following conditions:

(i) each of the representations and warranties of the Company made herein shall be accurate in all material respects (except to the extent that any of such representations and warranties is qualified by materiality or Material Adverse Effect, in such case, such representations and warranties shall be accurate in all respects) as of the Closing Date;

(ii) the delivery to the Purchaser by counsel to the Company of a legal opinion in a form reasonably satisfactory to counsel to the Purchaser;

(iii) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties is qualified by materiality or Material Adverse Effect, in such case, such representations and warranties shall be accurate in all respects) as of the date of this Agreement and as of such Closing Date and that the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;

(iv) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing;

(v) the Common Stock (i) shall be designated for listing and quotation on NASDAQ (as defined in Section 4.29) and (ii) shall not have been suspended, as of the Closing Date, by the Commission (as defined in Section 4.15) or NASDAQ from trading on NASDAQ nor shall suspension by the Commission or NASDAQ have been threatened, as of the Closing Date, either (A) in writing by the Commission or NASDAQ or (B) by falling below the minimum listing maintenance requirements of NASDAQ; and

(vi) since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its subsidiaries, the Purchaser (or its affiliates) or the transactions contemplated by this Agreement, by any insurance regulatory authorities which imposes any restriction or condition on the Company or its subsidiaries or the Purchaser or any of its affiliates which is materially and unreasonably burdensome on the Company's business following the Closing or on the Purchaser (or any of its affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). Kingstone Insurance Company (the "Significant Subsidiary") is the Company's only "significant subsidiary," as such term is defined in Rule 405 of the Securities Act and the rules and regulations promulgated thereunder (the "Securities Act Rules and Regulations"). The Significant Subsidiary is a direct or indirect wholly owned subsidiary of the Company. The Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below).

4.2 Reporting Company; Form S-3. The Company is not an "ineligible issuer" (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all reports required thereby to be filed since January 1, 2014 (all such reports made on or prior to the date hereof, the "SEC Filings") on a timely basis. To the Company's Knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that reasonably could be expected to prohibit or materially delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Shares by the Purchaser. As used in this Agreement "Knowledge" with respect to either the Company or one its subsidiaries constitutes actual knowledge of such entity's executive officers.

4.3 Authorized Capital Stock. The Company has duly authorized and validly issued outstanding capitalization of 7,317,137 shares of Common Stock, options to acquire 364,750 shares of Common Stock and stock grant agreements for the issuance of 7,500 shares of Common Stock. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject

to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Filings. Except as disclosed in the SEC Filings or in this Agreement (including all exhibits, supplements and amendments thereto, the "Disclosure Materials"), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to the Significant Subsidiary (i) all the issued and outstanding shares of the Significant Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Significant Subsidiary's capital stock or any such options, rights, convertible securities or obligations. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

4.4 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws), and will conform in all material respects to the description thereof set forth in the Incorporated Documents (as defined in Section 4.19). No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

4.5 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally, or by general equitable principles relating to the availability of remedies. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the articles of incorporation or bylaws of the Company or any organizational documents of the Significant Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or the Significant Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or

upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Significant Subsidiary is a party or by which the Company or the Significant Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or the Significant Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. For the purposes of this Agreement the term "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

4.6 No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) (A) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under this Agreement, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or (B) will require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or the Significant Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.

4.7 Contracts. The material contracts to which the Company or any subsidiary thereof is a party have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such subsidiary, as the case may be, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally, or by general equitable principles relating to the availability of remedies.

4.8 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company's Knowledge, threatened against the Company or the Significant Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company's Knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

Neither the Company nor the Significant Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have a Material Adverse Effect.

4.9 Properties. Each of the Company and its subsidiaries has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the SEC Filings, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. Each of the Company and its Significant Subsidiary holds its leased properties under valid and binding leases and the Company and the Significant Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

4.10 No Material Adverse Change; New Liabilities. Since December 31, 2015, (i) there has not occurred any event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) except as set forth in the SEC Filings, the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the Commission.

4.11 Intellectual Property. The Company and its subsidiaries own, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Intellectual Property") material and necessary for the conduct of its business as described in the SEC Filings, except where the failure to own, license or otherwise possess all rights to use Intellectual Property would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company or any subsidiary by any person with respect to the use of any such Intellectual Property or challenging the validity of any such Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect.

4.12 Compliance. Neither the Company nor any of its subsidiaries has been advised, nor do any of them have any reason to believe, that it is (i) not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect, (ii) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any material contract (whether or not such default or violation has been waived), or (iii) in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its subsidiaries or their respective properties or assets, except, in the case of clauses (ii) or (iii),

where such failure or violation would not reasonably be expected to have a Material Adverse Effect.

4.13 Taxes. The Company and the Significant Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any of its subsidiaries has Knowledge of a tax deficiency that has been or might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately reserved for on the books of the Company.

4.14 Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.15 Investment Company. The Company is not, and after application of the proceeds of the sale of Shares, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

4.16 Offering Materials. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Disclosure Materials or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

4.17 Insurance. The Company and each of its subsidiaries maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company or such subsidiary, as the case may be, reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or such subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.18 Additional Information. The information contained in the following documents, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(b) the Company's Current Reports on Form 8-K filed with the Commission on January 26, 2016, February 9, 2016, March 18, 2016, March 21, 2016 and March 31, 2016; and

(c) all other documents, if any, filed by the Company with the Commission since December 31, 2015 pursuant to the reporting requirements of the Exchange Act.

4.19 SEC Filings. Each of the Company's SEC Filings and any document attached as an exhibit thereto (the "Incorporated Documents"), at the time it became effective or was filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations" and, together with the Securities Act Rules and Regulations, the "Rules and Regulations"), except for any restatement, correction, revision, or update thereto described in any subsequent SEC Filing. In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act in a timely manner.

4.20 Bad Actor. None of the Company nor any predecessor entity, nor, to the Company's Knowledge, any affiliated issuer, director, general partner, managing member, executive officer, other officer of the Company participating in the offering of the Shares, any beneficial owner of 20% or more of the Company's outstanding voting equity securities calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations set forth in Rule 506(e) under the Securities Act, and the Company has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify the Purchaser in writing, prior to the Closing Date, if any, of any Disqualification Event relating to any Company Covered Person not previously disclosed to the Purchaser in accordance with this Section.

4.21 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

4.22 Non-Public Information. The Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided

the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information.

4.23 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company and its subsidiaries shall not use the Purchaser's name or the name of any of its affiliates or investment advisers in any advertisement, announcement, press release or other similar public communication unless the Company has received the prior written consent of the Purchaser for the specific use contemplated. To the extent disclosure is required by applicable law or regulation, the Company shall provide the contemplated disclosure to the Purchaser in advance of public communication for review by the Purchaser, and shall consult with the Purchaser as to such disclosure.

4.24 Related Party Transactions. No transaction has occurred between or among the Company or any of its subsidiaries, on the one hand, and their respective affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings that is not so described in such filings.

4.25 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any of its subsidiaries that may create contingencies or liabilities that are required to be disclosed by the Company in its Exchange Act filings and are not otherwise disclosed by the Company in its Exchange Act filings.

4.26 Governmental Permits, Etc. The Company and its subsidiaries have all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

4.27 Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings since December 31, 2014 (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and (ii) fairly present in all material respects the financial position, results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal

year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.28 No Restrictions on Subsidiaries. Except as disclosed in the SEC Filings, the Significant Subsidiary is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's properties or assets to the Company or any other subsidiary of the Company.

4.29 Listing Compliance. The Company is in material compliance with the requirements of the NASDAQ Capital Market (the "NASDAQ") for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene in any material respect the rules and regulations of the NASDAQ. The Company will comply with all requirements of the NASDAQ with respect to the issuance of the Shares and shall cause the Shares to be listed on any other exchange on which the Company's common stock is listed on or before the Closing Date.

4.30 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

4.31 Foreign Corrupt Practices. Neither the Company, nor the Significant Subsidiary, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or the Significant Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any

unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.32 ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA), other than those events as to which the thirty-day notice period is waived, has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any subsidiary would have any material liability; none of the Company or any subsidiary has incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company or any subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification.

4.33 Environmental Matters. There has been no material storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the Knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have Knowledge; the terms "hazardous wastes", "toxic wastes", "hazardous substances", and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.34 Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of the Shares offered hereby under the Securities Act or cause the offering of the Shares to be integrated with other securities offerings. Assuming the accuracy of the representations and warranties of the Purchaser, the offer and sale of the Shares by the Company

to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.35 Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board have taken all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Purchaser as a direct consequence of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and the Purchaser's ownership of the Shares.

4.36 OFAC. Neither the Company nor any subsidiary nor, to the Company's Knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.37 Money Laundering Laws. The operations of each of the Company and any subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws") except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company's Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any subsidiary with respect to the Money Laundering Laws is pending or threatened.

4.38 Reports, Registrations and Statements. Since January 1, 2014, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities, insurance or other regulatory authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports." As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by any applicable foreign, federal or state securities, insurance or other regulatory authorities, as the case may be.

4.39 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has the ability to bear the economic risks of an investment in the Shares; (ii) the Purchaser is acquiring the Shares for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 7.3); (iii) the Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the Disclosure Materials, including the representations and warranties of the Company contained herein; and (iv) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them. Notwithstanding the foregoing provisions of this paragraph or any other provision of this Agreement, the Purchaser is consummating the transactions contemplated by this Agreement without any representation or warranty, expressed or implied, by the Company except as expressly set forth in this Agreement and the exhibits and schedules hereto. The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

5.2 Purchaser Status. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and an "institutional account" as defined in FINRA Rule 4512(c).

5.3 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. If any of the representations deemed to have been made by it by its purchase of the Shares are no longer accurate prior to Closing, the Purchaser shall promptly notify the Company. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any regulatory authority having jurisdiction over the Company and its affiliates and (ii) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental entity to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

5.4 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5 Legend. The Purchaser understands that, until such time as the Shares have been sold pursuant to the Registration Statement or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:

> "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

5.6 Suspension; Notifications as to Sales. (a) The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the "Prospectus") forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period longer than 90 days in the aggregate in any 365-day period.

(b) The Purchaser further covenants to notify the Company promptly following the sale of any and all of the Shares, whether pursuant to the Registration Statement or otherwise.

5.7 Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of, or notice to, registration, declaration or filing with, exemption or review by, or expiration or termination of any statutory waiting period of, any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally, or by general equitable principles relating to the availability of remedies, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.8 Ownership. Immediately prior to execution of this Agreement, the Purchaser is not the owner of record or the beneficial owner of shares of Common Stock or other equity, securities convertible into or exchangeable for Common Stock, or any other equity or equity linked security of the Company or any Company Subsidiary.

5.9 Lock-up Agreements. The Purchaser agrees that if so requested by the Company or any managing underwriter in connection with any underwritten registration of securities by the Company, it shall not effect any public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 promulgated by the Commission under the Securities Act), or any securities convertible into or exchangeable or exercisable for such securities, during such period as the managing underwriter(s) of such registration shall reasonably require provided that such period shall be no longer than ninety (90) days, and provided further that all executive officers and directors of the Company enter into arrangements with the managing underwriter(s) substantially similar to those set forth in this Section 5.9. The Purchaser agrees to execute and deliver such agreements and other documents reasonably requested in connection with the foregoing. The obligations under this Section 5.9 shall terminate one year after the date of this Agreement.

5.10 Standstill. Unless approved in advance in writing by the Board of Directors of the Company, the Purchaser agrees that it will not, directly or indirectly, for a period of 180 days after the Closing Date:

(a) make any statement or proposal to the Board of Directors of the Company, any of the Company's officers or other representatives or any of the Company's stockholders regarding, or make any public announcement, proposal or offer (including any "solicitation" of "proxies", as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries, (iii) any acquisition of substantially all of the Company's assets, or rights or options to acquire substantially all of the Company's assets, (iv) any proposal to seek representation on the Board of Directors of the Company or otherwise seek to control or influence the management, Board of Directors or policies of the Company, or (v) any request or proposal to waive, terminate or amend the provisions of this Agreement;

(b) instigate, encourage or assist any third party (including forming a "group" with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (a) above;

(c) take any action which would reasonably be expected to require the Company or any of its affiliates to make a public announcement regarding any of the actions set forth in clause (a) above; or

(d) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any equity securities of the Company, or rights or options to acquire interests in any of the Company's equity securities, except that the Purchaser shall be permitted to acquire equity securities of the Company provided that the Purchaser and its affiliates do not in the aggregate beneficially own ten percent (10%) or more of the Company's Common Stock, as determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

5.11 Right of First Refusal. (a) If the Purchaser desires to make a sale, transfer or other disposition of at least 200,000 of the Shares (subject to adjustment for stock splits, reverse stock splits, recapitalizations and the like) (the "Offered Shares") to a Competitor (as defined below) in a privately negotiated transaction or a series of related privately negotiated transactions, it shall give written notice of its intention to do so (the "Notice of Intent to Sell") to the Company, which notice shall specify the name of the proposed third party (the "Third Party"), the price per share for the Offered Shares and all other material terms and conditions of the proposed transaction. Thereupon, the Company shall have the option to purchase from the Purchaser all, but not less than all, the Offered Shares substantially upon the same material terms and conditions as set forth in the Notice of Intent to Sell (and at no less than the price per Share set forth in the Notice of Intent to Sell).

(b) If the Company desires to purchase the Offered Shares, it must send a written notice to such effect (the "Notice of Exercise") to the Purchaser within five (5) days of receipt of the Notice of Intent to Sell.

(c) The closing of any purchase and sale of the Offered Shares shall take place twenty (20) business days following the date of the Notice of Exercise.

(d) If the Company does not elect to purchase all of the Offered Shares within the period set forth in paragraph (b) hereof, none of the Offered Shares may be purchased by the Company, and the Purchaser shall thereupon be free to dispose of the Offered Shares to the Third Party in accordance with the terms set forth in the Notice of Intent to Sell. If the Offered Shares are not disposed of in accordance with the terms set forth in the Notice of Intent to Sell within a period of sixty (60) days after the Purchaser gives a Notice of Intent to Sell, such Offered Shares may not thereafter be sold without compliance with the provisions of this Section 5.11.

(e) For purposes hereof, the term "Competitor" means a property and casualty insurance company with material property and casualty insurance operations in the United States (including any such company who at the time of transfer is an affiliate of the Purchaser and is not a direct or indirect wholly owned subsidiary of RenaissanceRe Holdings Ltd.) and affiliates thereof; provided, however, that no entity who at the time of transfer was a direct or indirect wholly owned subsidiary of RenaissanceRe Holdings Ltd. will be deemed to be a Competitor for purposes of this Section 5.11, regardless of whether such entity at such time had any property and casualty insurance operations in the United States.

SECTION 6. Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. The Purchaser shall be responsible only for its own representations and warranties, agreements and covenants hereunder. The representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7. Registration of the Shares and Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) as soon as practicable, but in no event later than thirty days following the Closing Date (the "Filing Deadline"), prepare and file with the Commission the Registration Statement on Form S-3 relating to the resale of the Shares by the Purchaser from time to time on the NASDAQ or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions; prior to filing, the

Company shall provide the Purchaser an opportunity to review and comment on the disclosure regarding the Purchaser;

(b) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare the Registration Statement effective by the earlier of (i) 60 days or, if the Registration Statement is selected for review by the Commission, 120 days after the Closing Date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such earlier date, the "Effective Deadline");

(c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) such time as all of the Shares have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by the Purchaser without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect;

(d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(e) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any, in connection with the offering of the Shares pursuant to the Registration Statement;

(f) file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing; and

(g) in order to enable the Purchaser to sell the Shares under Rule 144 to the Securities Act, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

7.2 Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law. Purchaser shall not utilize an underwriter to dispose of any of the Shares pursuant to the resale Registration Statement unless it shall have obtained the prior written consent of the Company with respect to the selection of such underwriter, such consent not to be unreasonably withheld.

7.3 Indemnification. For the purpose of this Section 7.3:

(i) the term "Purchaser/Affiliate" shall mean any affiliate of the Purchaser, including, without limitation, any general partner or managing member of the Purchaser, any investment adviser of the Purchaser, or any transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii) the term "Registration Statement" shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

(a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any out-of-pocket losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses reasonably incurred and documented by the Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is

based upon (i) the gross negligence or willful misconduct of the Purchaser, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (iii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares, or (iv) the inaccuracy of any representation or warranty made by the Purchaser herein or (v) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such Indemnified Person's gross negligence or willful misconduct or any of clauses (ii) through (v) immediately hereinabove. The Company's aggregate liability under this Section 7 shall not exceed the Purchase Price.

(b) The Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by the Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser's aggregate liability under this Section 7 shall not exceed the amount of proceeds received by the Purchaser on the sale of the Shares pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will,

if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by

clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by or on behalf of the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.4 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by the Purchaser, any deemed underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company, subject to the execution and delivery to the Company of a confidentiality agreement in form and substance mutually reasonably acceptable to the parties thereto.

SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
Attention: Barry B. Goldstein, President
E-mail: bgoldstein@kingstonecompanies.com

with a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor
East Meadow, New York 11554
Attention: Fred Skolnik
E-mail: fskolnik@certilmanbalin.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, to:

RenaissanceRe Ventures Ltd.
12 Crow Lane
Pembroke HM 19 Bermuda
Attention: Michael Doak
E-mail: mjd@renre.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Robert Stebbins
E-mail: rstebbins@willkie.com

or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended, (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.

SECTION 12. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures (including electronically scanned copies of original signatures) shall be deemed original signatures.

SECTION 14. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 15. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 16. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.3, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7.3, no other person shall acquire or have any right under or by virtue of this Agreement.

SECTION 17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 18. No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchaser will not trigger a "change of control" or other similar provision in any of the agreements to which the Company or any of its subsidiaries is a party, including without limitation any employment, "change in control," severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

SECTION 19. Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the thirtieth (30th) day following the date of this Agreement; provided that if such day is not a business day, the first day following such day that is a business day; *provided, however*, that the right to terminate this Agreement under this Section 19 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 19 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By: ______________________________
Name: Barry B. Goldstein
Title: President

RENAISSANCERE VENTURES LTD.

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By: ______________________________

Name: Barry B. Goldstein

Title: President

RENAISSANCERE VENTURES LTD.

By: ______________________________

Name: MICHAEL DOAK

Title: SVP